UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 20, 2009
LINDSAY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2222 N 111th Street Omaha, Nebraska	68164

(Address of principal executive offices)	(Zip Code)
(402) 829-6800

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective March 20, 2009, David B. Downing will resume his prior role as Chief Financial Officer of Lindsay Corporation (“Lindsay” or the “Company”). Mr. Downing, age 54, joined Lindsay in August 2004 as Vice President and Chief Financial Officer, and has most recently served since March 2008 in the role of President of International. Prior to joining Lindsay, Mr. Downing held various positions with FPM L.L.C., a heat-treating company based in Elk Grove Village, Illinois, most recently serving as President.
In addition to his title as Chief Financial Officer, Mr. Downing will retain his title as President of International, but will share responsibilities for oversight of international operations with Rick Parod, President and Chief Executive Officer. Mr. Downing will also resume responsibility for investor relations.
In his new role, Mr. Downing will be designated as the principal financial officer for purposes of SEC and NYSE rules and filings. Timothy J. Paymal, Vice President and Chief Accounting Officer of the Company, will be designated as the principal accounting officer for purposes of SEC and NYSE rules and filings.
On March 23, 2009, the Company issued a press release announcing the management change described above. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
     99.1   Press Release, dated March 23, 2009, issued by the Company
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2009	LINDSAY CORPORATION
	By:	/s/ Timothy J. Paymal
Timothy J. Paymal, Vice President and
Chief Accounting Officer